Consent of Independent Auditors


The Board of Directors
TCI International, Inc.


We consent to incorporation by reference in the registration statement dated February 7, 1997, on Form
S-8 of TCI International, Inc. of our report dated
November 8, 1996, relating to the consolidated balance sheet of TCI International, Inc. and subsidiaries as of September 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the September
30, 1996, annual report on Form 10-K of TCI
International, Inc.



/s/  KPMG Peat Marwick LLP


Palo Alto, California
February 7, 1997





Exhibit 23.2


Consent of Deloitte & Touche LLP

We consent to the incorporation by reference in this Registration Statement of TCI International, Inc. on
Form S-8 of our report dated November 22, 1995 (which includes an explanatory paragraph concerning a change in accounting for income taxes and investments), appearing in the Annual Report on Form 10-K of TCI International,
Inc. for the year ended September 30, 1996.



/s/ Deloitte & Touche LLP



San Jose, California
February 3, 1997